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                                                                     EXHIBIT 8.1

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2003

1) DIRECT INTEREST

NAME OF THE COMPANY                       PLACE OF INCORPORATION            COUNTRY
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
Telegoias Celular S/A                     Goiania                           Brazil
Telems Celular S/A                        Campo Grande                      Brazil
Telemat Celular S/A                       Cuiaba                            Brazil
Teleron Celular S/A                       Porto Velho                       Brazil
Teleacre Celular S/A                      Rio Branco                        Brazil
Norte Brasil Telecon S/A                  Belem                             Brazil
TCO IP S/A                                Brasilia                          Brazil